Exhibit 10.2

                  ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Agreement") made this 1st day of April, 2003, between Goldman Sachs Asset Backed Securities Corp. a Delaware corporation (the "Assignee"), and Goldman Sachs Mortgage Company, a New York limited partnership (the "Assignor") and acknowledged by The Huntington National Bank, a national banking association organized under the laws of the United States of America ("HNB" or the "Servicer").

                  WHEREAS, Goldman Sachs Mortgage Company and HNB have entered into a certain Purchase and Servicing Agreement dated as of February 28, 2003 (the "Purchase and Servicing Agreement"), pursuant to which HNB sold certain retail motor vehicle loan and installment sale contracts listed on the receivable schedule attached as an exhibit to the Purchase and Servicing Agreement;

                  WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain retail motor vehicle loan and installment sale contracts (the "Receivables"), which Receivables are subject to the provisions of the Purchase and Servicing Agreement and are listed on the receivable schedule attached as Exhibit 1 hereto (the "Receivable Schedule");

                  WHEREAS, pursuant to a Sale and Servicing Agreement, dated as of April 1, 2003 (the "Sale and Servicing Agreement"), among Goldman Sachs Mortgage Company, as seller, Goldman Sachs Asset Backed Securities Corp., as depositor, GS Auto Loan Trust 2003-1 (the "Trust"), the Servicer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), the Assignee will transfer the Receivables to the Trust, together with the Assignee's rights in the Purchase and Servicing Agreement;

                  NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Assignment and Assumption.

                           (a) The Assignor hereby assigns to the Assignee all
of its right, title and interest in and to the Receivables and the Purchase and Servicing Agreement, to the extent relating to the Receivables (other than the rights of the Assignor to indemnification thereunder), and the Assignee hereby assumes all of the Assignor's obligations under the Purchase and Servicing Agreement, to the extent relating to the Receivables, from and after the date hereof, and HNB hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Purchase and Servicing Agreement from and after the date hereof, to the extent relating to the Receivables. Notwithstanding the foregoing, it is understood that the Assignor is not released from liability for any breaches of the representations and warranties made by it in Section 3.03 of the Purchase and Servicing Agreement, and the Assignee is not undertaking any such liability hereunder.

                           (b) The Assignor represents and warrants to the
Assignee that the Assignor has not taken any action which would serve to impair or encumber the

Assignor's ownership interest in the Receivables since the date of the Purchase and Servicing Agreement.

                           (c) HNB hereby agrees to pay any GAP Amounts owed by
it under the Purchase and Servicing Agreement to whomever shall be responsible for servicing the Receivables at any time on behalf of the Trust.

                           (d) HNB and the Assignor shall have the right to
amend, modify or terminate the Purchase and Servicing Agreement without the joinder of the Assignee with respect to retail motor vehicle loan and installment sale contracts not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

                  2. Accuracy of Purchase and Servicing Agreement.

                  HNB and the Assignor represent and warrant to the Assignee that (a) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Purchase and Servicing Agreement and any amendments, supplements or other modifications thereto, (b) the Purchase and Servicing Agreement is in full force and effect as of the date hereof, (c) the Purchase and Servicing Agreement has not been amended or modified in any respect except as set forth in Exhibit 2 and
(d) no notice of termination has been given to the Servicer under the Purchase and Servicing Agreement.

                  3. Recognition of Purchaser.

                  From and after the date hereof, the Servicer shall note the transfer of the Receivables to the Assignee in its books and records, shall recognize the Assignee as the owner of the Receivables and shall service the Receivables for the benefit of the Assignee pursuant to the Purchase and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, HNB and the Assignee that the Purchase and Servicing Agreement shall be binding upon and inure to the benefit of HNB and the Assignee and their successors and permitted assigns.

                  4. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

                           (a) Decision to Purchase. The Assignee represents and
warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or HNB other than those contained in the Purchase and Servicing Agreement or this Agreement.

                           (b) Authority. The Assignee represents and warrants
that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Purchase and Servicing Agreement.

                           (c) Enforceability. The Assignee represents and
warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  5. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

                           (a) The Assignor has been duly organized and is
validly existing as a New York limited partnership in good standing under the laws of the State of New York with full power and authority to enter into and perform its obligations under the Purchase and Servicing Agreement and this Agreement.

                           (b) This Agreement has been duly executed and
delivered by the Assignor, and (assuming due authorization, execution and delivery by each of the other parties hereto) constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (c) The execution, delivery and performance by the
Assignor of this Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof.

                           (d) The execution and delivery of this Agreement have
been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Agreement, nor the consummation by the Assignor of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

                           (e) There are no actions, suits or proceedings
pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will if determined adversely to the Assignor materially adversely affect its ability to perform its obligations under this Agreement.

                           (f) Except for the sale to the Assignee, the Assignor
has not assigned or pledged any Receivable or any interest or participation therein.

                  It is understood and agreed that the representations and warranties set forth in this Section 5 shall inure to the benefit of the Assignee and its permitted assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its permitted assigns of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Agreement and in no event later than two (2) Business Days from the date of such discovery.

                  It is understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained in this
Section 5, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

                  6. Repurchase of Receivables.

                  Upon discovery or notice of any breach by the Assignor of the representation and warranty set forth in Section 5(f) above and such breach materially and adversely affects the value of any Receivable or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Receivable or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if such breach is curable and the Assignor shall have timely commenced such cure but notwithstanding its due and diligent efforts, the breach shall not be capable of cure within sixty (60) days of the earlier of either discovery by or notice to the Assignor of such breach, the Assignor shall, upon receipt of written consent by the Assignee, have up to two additional thirty (30) day period to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. If such cure is not effectuated after 120 days (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Assignee), the Assignee may enforce the Assignor's obligation hereunder to purchase such Receivable from the Assignee.

                  It is understood and agreed that the obligations of the Assignor set forth in this Section 6 to repurchase a Receivable constitute the sole remedies available to the Assignee and its permitted assigns respecting a breach of the representations and warranties contained in Section 5(f).

                  7. Continuing Effect.

                  Except as contemplated hereby, the Purchase and Servicing Agreement shall remain in full force and effect in accordance with its terms.

                  8. Governing Law.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  9. Notices.

                  Any notices or other communications permitted or required hereunder or under the Purchase and Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to: (a) in the case of the HNB, The Huntington National Bank, Huntington Center, 41 South High Street, Columbus, OH 43287, Attention: Timothy
R. Barber or such address as may hereafter be furnished by the Seller; (b) in the case of the Assignee, Goldman Sachs Asset Backed Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Vice-President, or such other address as may hereafter be furnished by the Assignee and (c) in the case of the Assignor, Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Vice-President , or such other address as may hereafter be furnished by the Assignor.

                  10. Counterparts.

                  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                  11. Definitions.

                  Any capitalized term used but not defined in this Agreement has the same meaning as in the Purchase and Servicing Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   GOLDMAN SACHS ASSET BACKED SECURITIES CORP., as Assignee


                                   By: /s/ Janet Bell
                                       -----------------------------------
                                      Name:   Janet Bell
                                      Title:  Vice President


                                   GOLDMAN SACHS MORTGAGE COMPANY, as Assignor


                                   By: /s/ Janet Bell
                                       ----------------------------------
                                       Name:  Janet Bell
                                       Title: Vice President


                                   Acknowledged and Agreed by:

                                   THE HUNTINGTON NATIONAL BANK

                                   By: /s/ Timothy R. Barber
                                       ----------------------------------
                                       Name:  Timothy R. Barber
                                       Title: Senior Vice President